Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is made and entered into in this 20th day of April 2022 (“Effective Date”), by and between JUPITER WELLNESS, INC., a Delaware corporation, its successors and assigns (the “Company”), and Greentree Financial Group, Inc., a Florida corporation (“Lender”).

RECITALS

WHEREAS, the Company is in need of capital for working capital and product expansion and Lender has agreed to provide up to $1,500,000.00 of such capital according to the terms hereof; and

WHEREAS, Lender and Company enter into this Agreement to establish terms by which Lender, in its sole discretion, may fund Loans, as set forth herein and therein the related Note, described below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged by Lender and Company (each “party” and, collectively, “parties”), the parties hereby agree as follows:

1. LOANS; PROMISSORY NOTES. Lender may loan the Company up to $1,500,000.00 (the “Principal Amount”) with 5% original issuance discount, pursuant to the terms hereof; provided, nothing herein or otherwise shall obligate Lender to make any future loans to the Company. All sums advanced pursuant to the terms of this Agreement (a “Loan”) shall be evidenced by a separate 8% convertible promissory note (the “Note”), in substantially the form set forth as Exhibit A hereto. The Note shall be convertible into shares of the Company’s common stock (the “Common Stock”) pursuant to the terms contained in the Note. All covenants, conditions and agreements contained herein are made a part of the Note, unless modified therein.

a. Unless stated otherwise in the Note, the Note will automatically mature six (6) months from the effective date of the applicable Note.

b. All sums advanced pursuant to this Agreement shall bear simple interest from the date the Loan is made until paid in full at an interest rate of eight percent (8%) per annum. The accrued interest shall not compound and will be calculated on the basis of a 360 day year. Interest shall be paid by the Company quarterly.

2. WARRANTS. Upon the sale of the Note of $1,500,000 by the Company to the Lender at Effective Date, the Company shall simultaneously issue to the Lender at the Effective Date, a warrant in substantially the form annexed hereto as Exhibit B (the “Warrant”) to purchase 1,100,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.79 per share (the “Exercise Price”). The Warrant shall be cashless exercisable for a period of five (5) years from the issue date specified on the face of such Warrant until the underlying commons shares are registered by the Company in an effective registration statement as set forth in Section 8. The Warrants shall have Down Round Protection meaning that prior to exercise, if at any time the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the “Purchase Rights”) to any person, entity, association, or other organization other than the Lender, at a price per share less than the Exercise Price, then the Exercise Price hereof shall be proportionately reduced to match the price per share of the Purchase Rights. For purposes of clarification, if the Company sells Common Stock at $1.50 per share at any time after the date hereof but prior to exercise, then the Exercise Price of Lender’s Warrant Shares would be adjusted to $1.50. Notwithstanding, the Exercise Price may not exceed $2.79 per share in any case.

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The issuance of Purchase Rights shall not constitute a Down Round for purposes of this Agreement in the event of: (i) the exercise of stock options or the conversion of convertible securities in each case issued to employees, directors of, or consultants to the Company pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company; (ii) a dividend or distribution payable to holders of capital stock of the Company; or (iii) a subdivision (by stock split, recapitalization or otherwise) of outstanding shares of the Company into a greater number of shares.

3. PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note before the Maturity Date, without any penalty. In the event of prepayment, the Lender shall retain the Warrant.

4. MANDATORY EXERCISE. The Warrant shall be exercised to shares of common stock of the Company at the Exercise Price when the Company’s common stock closes at a price of $5.00 per share or higher for a period of 30 consecutive trading days and if the Registration Statement covering the shares underlying the Warrants is still effective, subject to the limit of Warrant Holder’s beneficial ownership set forth in the Warrant Agreement.

5. ORIGINATION SHARES. The Company agrees to issue Lender 187,500 shares of its common stock as an origination (the “Origination Shares”)” payable at Effective Date. The Origination Shares are deemed fully earned upon the Effective Date.

6. ALLOWANCE FOR LEGAL FEE. A $10,000.00 allowance for Lender’s legal fees shall be paid by the Company and deducted from Lender’s first payment.

7. PAYMENT TERMS. Upon signing this Agreement, the Lender will pay the Company $1,415,000, net of original issuance discount and the allowance for legal fees specified in Section 6.

8. REGISTRATION RIGHTS. The Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission” or “SEC”) a registration statement on Form S-1 (the “Form S-1” or “Registration Statement”) within 60 days from the Effective Date to cover three times the Common Stock underlying the Note conversion based on the price of $2.79 and the Warrant Shares. The Form S-1 must be effective within 90 days from the filing date. There shall be monthly liquidated damages equal to 2% of the Principal Amount (the “Liquidated Damage Penalty”) if the Registration Statement is not filed within 60 days from the Effective Date and/or declared effective within 90 days from the filing date of the Registration Statement, which damages shall accrue each month until the applicable breach (failure to timely file, failure to timely have declared effective, or both) has been cured. The parties acknowledge and agree that damages which will result to Lender for Company’s failure to timely file or have declared effective the Registration Statement shall be extremely difficult or impossible to establish or prove, and agree that the payment of Liquidated Damage Penalty is a reasonable estimate of potential damages and shall constitute liquidated damages for any breach of this paragraph. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued or, at the option of Lender, added to the principal of the Note. The legal fees associated with filing the Form S-1 shall be paid by Company

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9. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. In order to induce Lender to enter into this Agreement and to make the Loans provided for herein, Company represents and warrants to Lender as follows:

a. Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

b. Non-Shell Status. The Company is not now or ever been a shell as that term is defined in Rule 405 of the Securities Act.

c. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Notes, and the Warrants (all such documents together with all amendments, schedules, exhibits, annexes, supplements and related items, to each such document shall hereinafter be collectively referred to as, the “Transaction Documents”). The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated in, have been duly and validly authorized by all necessary corporate action. The Transaction Documents, when executed and delivered, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

d. Disclosure. None of the Transaction Documents nor any other document, certificate or instrument furnished to the Lender by or on behalf of the Company in connection with the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

e. Adequate Shares. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by the respective Warrants and Notes.

f. Periodic Filings. The Company at all times will remain current in its reporting requirements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and maintain its continued listing of the Company’s common stock on NASDAQ Global Market.

g. Additional Issuances. Except for the transactions contemplated by the Transaction Documents, the Company, for a period of twelve (12) months from the date hereof, will not issue, grant or sell any security with a variable conversion or exercise rate.

10. REPRESENTATIONS AND WARRANTIES BY LENDER. Lender, by its acceptance of this Note, represents and warrants to Company as follows:

a. Lender is acquiring the Note with the intent to hold as an investment and not with a view of distribution.

b. Lender is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Note for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Lender has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Note, and has no need for liquidity in such investment. Lender, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Lender, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Note.

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c. Lender acknowledges and agrees that it is purchasing the Note hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

d. Except with respect to Aegis Capital Corp., a registered broker-dealer located in the State of New York, Lender has no contract, arrangement or understanding with any broker, finder, investment bank, financial intermediary or similar agent with respect to any of the transactions contemplated by this Agreement.

11. LIQUIDATED DAMAGES.

a. If (i) the Registration Statement on Form S-1 is not filed with the Commission within 60 days from the Effective Date, (ii) the Registration Statement has not been declared effective by the Commission within 90 days from the filing date of the Registration Statement, or (iii) any registration statement required by this Agreement is filed and declared effective by the Commission but shall thereafter cease to be effective or fail to be usable for its intended purpose (each such event referred to as a “Registration Default”), the Company hereby agrees to pay Lender Liquidated Damage Penalty as set forth in Section 8 until the Form S-1 takes effective. Following the cure of all Registration Defaults relating to any particular registrable Securities, Liquidated Damages shall cease to accrue; provided, however, that, if after Liquidated Damages have ceased to accrue, a different Registration Default occurs, Liquidated Damages shall again accrue pursuant to the foregoing provisions. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued.

b. If the Company fails to deliver any Securities due Lender hereunder on the date dictated by this Agreement (each a, “Delivery Date”), the Company shall pay to Lender in immediately available funds $1,000.00 per day past the Delivery Date that the Securities are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued. The Company agrees that the right to receive Securities is a valuable right to Lender and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Lender due to any such breach. The parties agree that this Section is not intended to in any way limit Lender’s right to pursue other remedies, including actual damages and/or equitable relief.

c. The Company and Lender hereto acknowledge and agree that the sums payable as Liquidated Damages under subsection 11(a) and 11(b) above shall constitute liquidated damages and not penalties and are in addition to all other rights of the Lenders, including the right to call a default under the Securities Purchase Agreement. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable relationship to, and are not plainly or grossly disproportionate to, the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of a registration statement, (iii) one of the reasons for the Company and the Lender reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Lender are sophisticated business parties and have been represented by sophisticated and able legal counsel and negotiated this Agreement at arm’s length.

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12. COMMON SHARE ISSUANCE. Upon receipt by the Company of a written request from Lender to convert any amount due under any Note or to exercise any portion of any Warrant, subject to any limitations on conversion or exercise contained in any Note and/or Warrant, the Company shall have three (3) business days (“Delivery Date”) to issue the shares of Common Stock rightfully listed in such request. If the Company fails to timely deliver the shares, the Company shall pay to Lender in immediately available funds $1,000.00 per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued or, at the option of Lender, may be added to the principal under any Note. The Company agrees that the right to convert the Notes or exercise its Warrants is a valuable right to Lender and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Lender due to any such breach. The parties agree that this Section is not intended to in any way limit Lender’s right to pursue other remedies, including actual damages and/or equitable relief.

13. CONVERSION COSTS. The Company agrees to reimburse Lender’s certificate processing cost by adding $1,500 to the principal for each note conversion effected by Lender.

14. EVENTS OF DEFAULT. An event of default will occur if any of the following circumstances occur (each an “Event of Default”):

a. Any representation or warranty made by Company in this Agreement or in connection with any Warrant or Note, or in any financial statement, or any other statement furnished by Company to Lender is untrue in any material respect at the time when made or becomes untrue.

b. Default by Company in the observance or performance of any other covenant or agreement contained in this Agreement.

c. Default by Company under the terms of any Note or Warrant or any other third party note or warrant that exceeds a value of $500,000.

d. Filing by Company of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

e. Filing of an involuntary petition against Company in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded or undischarged.

f. Company liquidates, transfers, sells or assigns substantially its assets or elects to wind down its operations or dissolve.

g. The Company fails to maintain irrevocable TA instruction or file with the Company’s transfer agent along with a reserve of common shares sufficient to satisfy the Note based on a then hypothetical conversion scenario per the terms of the Note.

h. The Company fails to maintain DTC or DWAC eligibility.

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i. The Company fails to stay current in its SEC reporting obligations or maintain its continued listing of the Company’s common stock on NASDAQ Global Market.

j. The Company fails to deliver the Lender the shares of Common Stock rightfully listed in any Conversion Notice or any Warrants Exercise Notice within three (3) business days.

k. The Company breaches any other agreement it has with Lender or his assigns.

l. The Company interferes with Lender’s or its assigns’ efforts to remove the restrictive legend from the Common Stock issued as a result of conversion of any Note when Lender or his assign has provided an attorney opinion letter opining that the shares are eligible to have the legend removed pursuant to Rule 144 or otherwise.

m. The Company fails to prepare and file with the Commission a registration statement on Form S-1 within 60 days from the Effective Date to cover the Common Stock underlying the Note and Warrants granted hereto, or the Form S-1 fails be effective within 90 days from the filing date of the Registration Statement.

15. REMEDIES. (i) There will be no cure period available for the Event of Default as defined in Section 14(d), 14(e) and 14(m); or (ii) upon the occurrence of any other Event of Default as defined above, and provided such Event of Default has not been cured by the Company within ten (10) business days after written notice of the occurrence of such Event of Default, the principal and any accrued interest of the Note will be due immediately, and Lender shall have all of the rights and remedies provided by applicable law and equity. To the extent permitted by law, Company waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement, any Warrant and/or any Note. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder or thereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. In the event Lender shall refer this Agreement to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Lender’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

16. NOTICE. Any and all notices, demands, advance requests or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if (i) personally served, (ii) sent by email on the date such email is sent (provided confirmation of such email being sent is provided upon request) (iii) deposited in the United States mail, postage prepaid, return receipt requested, or (iv) by facsimile with confirmation receipt. Notice hereunder is to be given as follows:

If to the Company:

JUPITER WELLNESS, INC.

1061 E. Indiantown road, Suite 110

Jupiter, FL 33477

Attn: Brian John

If to the Lender:

Greentree Financial Group, Inc.

7951 S.W. 6th Street, Suite 216

Plantation, Florida 33324

Attn: R. Chris Cottone

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17. GENERAL PROVISIONS. All representations and warranties made in the Transaction Documents shall survive the execution and delivery of this Agreement and the making of any Loans hereunder. This Agreement will be binding upon and inure to the benefit of Company and Lender, their respective successors and assigns.

18. ENTIRE AGREEMENT. The Transaction Documents contain the entire agreement of the parties and supersedes and replaces all prior discussions, negotiations and representations of the parties. No party shall rely upon any oral representations in entering into this agreement, such oral representations, if any, being expressly denied by the party to whom they are attributed and it being the intention of the parties to limit the terms of this Agreement to those matters contained herein in writing. However, incorporated Notes shall be deemed controlling at all times with regards to any inconsistent or changed terms or amendments contained therein.

19. BINDING EFFECT. This agreement is binding upon and inures to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. Lender may assign its rights hereunder without prior permission from the Company.

20. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of law provisions. All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall only be heard in any competent court residing in Broward County, Florida. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Lender shall only be brought in such courts.

21. ATTORNEYS FEES. In the event the Lender hereof shall refer this Agreement to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Lender’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

22. AMENDMENT. The terms of this Agreement may not be amended, modified, or eliminated without written consent of the parties.

23. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

24. CONSTRUCTION. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. No rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

25. FURTHER ASSURANCES. Each party hereto agrees to do all things, including execute, acknowledge and/or deliver any documents which may be reasonably necessary, appropriate or desirable to effectuate the transactions contemplated herein pursuant to terms and conditions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto enter into this Loan Agreement which is effective as of the date first written.

Company:		Lender:

JUPITER WELLNESS, INC.		Greentree Financial Group, Inc.

By:	/s/ Brian John	By:	/s/ Chris Cottone
Name:	Brian John	Name:	R. Chris Cottone
Title:	Chief Executive Officer	Title:	Vice President

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EXHIBIT A

NOTE FORM

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EXHIBIT B

WARRANT FORM

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